Exhibit 99.2

Oxus Acquisition Corp. Announces Closing of

$150 Million Initial Public Offering

Almaty, Kazakhstan – (September 8, 2021) – Oxus Acquisition Corp. (the “Company”) announced today the closing of its initial public offering of 15,000,000 units. The offering was priced at $10.00 per unit generating total gross proceeds of $150,000,000.

The units are listed on the Nasdaq Capital Market and trade under the ticker symbol “OXUSU.” Each unit consists of one Class A ordinary share of the Company and one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A ordinary shares and warrants will be listed on the Nasdaq Capital Market under the ticker symbols “OXUS” and “OXUSW,” respectively.

EarlyBirdCapital, Inc. and Sova Capital Limited served as the joint book-running managers of the offering. I-Bankers Securities, Inc. served as the co-manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any.

The public offering was made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc. at 366 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Syndicate Department, by telephone at 212-661-0200. All sales of the units in the United States will be made by U.S. registered broker-dealers. Sova Capital Limited is not a U.S. registered broker-dealer and therefore any offers and sales of the units by Sova Capital Limited in the United States will be made through Auerbach Grayson & Company LLC.

A registration statement relating to the securities became effective on September 2, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oxus Acquisition Corp.

Oxus Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Chief Executive Officer, Kanat Mynzhanov and will seek to capitalize on the substantial deal sourcing, investing and operating expertise of its founder, non-executive Chairman and director, Kenges Rakishev and its Chief Financial Officer, Askar Mametov, as well as independent directors, Shiv Vikram Khemka, Christophe Charlier and Sergei Ivashkovsky. While the Company may pursue an initial business combination with any target business and in any sector or geographical location, the Company intends to focus its search on targets in energy transition technologies, such as battery materials, energy storage, electric vehicle infrastructure and advanced recycling in emerging/frontier countries including the Commonwealth of Independent States, South and South-East Asia and Middle East and North Africa regions.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Oxus Acquisition Corp.

media@oxusacquisition.com